EXHIBIT 1.01

Brady Corporation
Conflict Minerals Report
For the Year Ended December 31, 2014

I.Introduction

This report has been prepared by management of Brady Corporation (hereinafter referred to as “Brady”, “Company”, “we”, “us”, “our”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 as amended, for the reporting period January 1 to December 31, 2014. Reasonable country of origin inquiry (“RCOI”) and due diligence efforts were undertaken by Brady to determine whether our products contain casserite, columbite-tantalite, gold, wolframite, or other derivatives, which are limited to tin, tantalum, tungsten and gold (collectively, “3TG Minerals”), and further, to determine whether any such materials directly or indirectly fund or benefit armed groups in the Democratic Republic of the Congo or any adjacent countries (“Covered Countries”). The scope of the RCOI and due diligence include products both sourced directly by, and manufactured for, Brady in calendar year 2014.

Brady manufactures, or contracts for manufacture, products that contain materials or components that use 3TG Minerals. Due to the depth of its supply chain, Brady is far removed from the sources of ore from which these metals are produced and the smelters/refiners that process them. The efforts undertaken by Brady to identify the country(ies) of origin of those ores reflect our circumstances and position in the supply chain, which in many cases is multiple steps removed from the smelter or mine. The information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to Brady.

Our 2014 RCOI inquiry began with a process to identify the products we manufacture or contract to manufacture that have a possibility of containing 3TG Minerals. In 2014, Brady expanded the scope of review of its product lines, as compared to 2013, and where there was uncertainty about a particular product being in scope of the 3TG Minerals review, it was included in the 2014 inquiries. The exact nature of the parts and materials identified in our products that may contain 3TG Minerals ranged over a broad spectrum of items, but were heavily concentrated in electronics and workplace safety products.

Brady conducted an RCOI of those suppliers, deemed “in scope”, using the Conflict Materials Reporting Template (CMRT v.3.02), which is the Conflict Free Sourcing Initiative (CFSI) reporting template developed by the Electronic Industry Citizenship Coalition/Global e-Sustainability Initiative (EICC/GeSI).

The supplier responses received were reviewed for completeness and consistency. We also verified “No 3TG content declarations” on a random basis to provide additional assurance of the claims made by suppliers. In certain other instances, suppliers were required to provide clarifications or additional detail where responses were incomplete or in need of explanation. Our RCOI process includes an escalation procedure seeking information from non-responsive suppliers. Our escalation process resulted in an increase of 10% in the response rate, and to date, we have a response rate just over 70% of our in scope suppliers.

For 2014, as compared to 2013, a number of Brady’s suppliers reported a significant improvement in their own RCOI initiatives, and they identified approximately 225 smelters (versus four in 2013). Brady undertook due diligence on the identified smelters to determine their status regarding conflict minerals, and as noted below, none have been shown to engage with conflict mines.

As such, we believe our process was reasonably designed and performed in good faith.

II.Design of Due Diligence Measures

Brady designed its 3TG Minerals compliance procedures based on, and in conformity with, the five-step framework of OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing.
http://dx.doi.org/10.1787/9789264185050-en

III.     Due Diligence Measures Performed by Brady Corporation
The following are the due diligence measures performed by Brady:

•Communicated our policy on 3TG Minerals to direct suppliers;
•Conducted teleconference awareness sessions concerning the commitments and requirements expected of Brady suppliers regarding 3TG Minerals, supported by follow-up email and phone communication;
•Requested suppliers to conduct their own 3TG inquiries;

•
Compared smelter listings from our supply chain with the CFSI list of validated conflict free and verified facilities and the U.S. Department of Commerce "Reporting Requirements Under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities"; (http://www.ita.doc.gov/td/forestprod/DOC-ConflictMineralReport.pdf) to verify smelter status;

•
Supported the development and implementation of independent third-party audits of smelters/refiners through each of our 3TG Minerals policy and procurement practices, which encourages suppliers to purchase materials from audited smelters/refiners; and

•	Reported to senior management and the Board of Directors on the status of direct supplier responses.

IV.    Product Determination

Brady has not received any information from our direct suppliers indicating that any of the 3TG Minerals that are used in our products are known or believed to fund the conflict in the Covered Countries. However, all suppliers have not responded at this time, and for those that have responded, we are continuing to work to improve the quality of their responses to our due diligence information requests. Based on information as of the date of this report, Brady has no evidence that any of the 3TG Minerals used in our products fund the conflict in the Covered Countries, although that cannot be determined with absolute certainty. We are continuing our efforts to obtain additional information from our direct suppliers of 3TG Minerals.

V.    Product Description

The scope of our inquiry covered all products manufactured, or contracted for manufacture by Brady Corporation:

•Thermal transfer printers - both hand-held and desk models - containing electronic parts;
•Labels and tapes for thermal transfer printing, some of which are in cassettes containing electronic parts;
•Preprinted labels and tapes, some with external coating, pipe and wire markers, and metal asset tags;
•Safety signs and traffic signs;
•Pads for medical applications and sorbent materials for environmental clean-up;
•Lockout/tagout devices (primarily plastic);
•Visitor identification badges, badge holders and lanyards, and wristbands;
•Die-cut materials for the telecommunication industry - primarily plastics and polyester foams.

The smelting and refining facilities used to process the mined materials that were identified by our 3TG Minerals suppliers are described in Attachment 1(A) and Attachment 1(B) to this Conflict Minerals Report.

Brady also sells products that are purchased ‘as is’ from manufacturers and not manufactured, or contracted to manufacture, or whose design and bill of materials is not influenced in any way by Brady. These include traffic cones and barriers, barrier and perimeter tapes, and certain of our lockout/tagout devices. Brady also develops software for products that are factory installed or downloadable. All of the foregoing products are not within the scope of this report.

VI.    Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements regarding 3TG Minerals to our direct suppliers, as a part of our supplier compliance program. Brady has incorporated more detailed discussions of compliance in general, including conflict minerals, in our supplier manual, which is distributed to all suppliers, and in our specifications for all new parts. We also include compliance requirements generally, and conflict minerals information specifically, in discussions with our suppliers, including detailed on-site assessments that examine policies, procedures and practices. We will continue to monitor changes in circumstances that may impact the facts or our determination regarding the source of our 3TG Minerals. Over time we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make further inquiries to our direct suppliers with the goals of assessing our supply chain, including existing and new suppliers, and improving our understanding of each 3TG Mineral supply chain.

VII. Independent Private Sector Audit

Not required for Brady’s conflict minerals filing for calendar year 2014.

Attachment 1(A)

CFSI Conflict Free Smelter and Refiner List
3TG	Smelter name	Smelter Country	Comment*
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	Active
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corp	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN	Active
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND	Active
Gold	Chimet SpA	ITALY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor Technologies(HongKong)Limited	HONG KONG
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals LLC.	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES	Active
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Active
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	Active
Gold	Yokohama Metal Co Ltd	JAPAN	Active
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	Active
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tin	Alpha- Cookson	UNITED STATES
Tin	China Rare Metal Materials Company	CHINA	Active
Tin	Cooper Santa	BRAZIL	Active
Tin	CV JusTindo	INDONESIA	Active
Tin	CV Nurjanah	INDONESIA	Active
Tin	CV Serumpun Sebalai	INDONESIA	Active
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND	Active
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Liuzhou nChina Tin Group Co., Ltd.	CHINA	Active
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Active
Tin	OMSA	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA	Active
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA	Active
Tin	PT BilliTin Makmur Lestari	INDONESIA	Active
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Karimun Mining	INDONESIA	Active
Tin	PT Mitra Stania Prima	INDONESIA	Active
Tin	PT Panca Mega Persada	INDONESIA	Active
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA	Active
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA	Active
Tin	Rui Da Hung	TAIWAN	Active
Tin	Soft Metais, Ltda.	BRAZIL	Active
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng	CHINA	Active
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN	Active
Tungsten	Chaozhou Xianglu Tungsten IND Co., LTD.	CHINA	Active
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Active
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Active
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Active
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Active
Tungsten	Ganzhou Huaxin Tungsten Products Ltd	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Active
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	H.C. Starck GmbH	GERMANY	Active
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Active
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	Active
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Active
Tungsten	Kennametal Fallon	UNITED STATES	Active
Tungsten	Kennametal Huntsville	UNITED STATES	Active
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Active
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Active
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Active

* All smelters/refiners on this list are certified by CFSI as conflict free, except for those identified as "Active". Smelters/refiners identified as "Active" are currently in the conflict free audit certification process being conducted by CFSI.

Attachment 1(B)

CFSI Indeterminate Smelter and Refiner List*
3TG	Smelter name	Smelter Country
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Caridad	MEXICO
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Xstrata Canada Corporation	CANADA
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhaojin Group&Gold Mineral China Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	HC Starck	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Nippon Mining & Metals	JAPAN
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	CV Makmur Jaya	INDONESIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	KOBA	INDONESIA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou sinda W&Mo Co.,Ltd	CHINA
Tungsten	Hunan Chun-Chang Nonferrouse Smelting & Concentrating Co Ltd	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA

* All smelters/refiners on this list have not been identified by CFSI as conflict free.